Exhibit 10.20

DEEPGREEN METALS INC.

(FORMERLY, DEEPGREEN RESOURCES INC.)

STOCK OPTION PLAN

1.	Purpose of the Plan

1.1	The purpose of the Plan is to give to Eligible Persons the opportunity to participate in the success of the Corporation by granting to such individuals options to acquire common shares of the Corporation in accordance with the terms of the plan, thereby giving such Eligible Persons a proprietary interest in the Corporation.

2.	Defined Terms

Where used herein, the following terms shall have the following meanings:

2.1	“Acquiring Person” means, any Person who is the beneficial owner of twenty percent (20%) or more of the outstanding Shares of the Corporation except where there is evidence showing that the Person does not materially affect the control of the Corporation.

2.2	“BCSA” means the Securities Act (British Columbia).

2.3	“Blackout Period” means a period of time during which the Optionee cannot exercise an Option, or sell the Shares issuable pursuant to an exercise of Options, due to applicable insider trading laws.

2.4	“Board” means the board of directors of the Corporation, or, if established and duly authorized to act with respect to this Plan, any committee of the board of directors of the Corporation.

2.5	“Broker” has the meaning specified in Section 11.1.

2.6	“Change of Control Event” has the meaning specified in Section 9.1.

2.7	“Company” means, unless specifically indicated otherwise, a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

2.8	“Consultant” has the meaning specified in the Exchange Manual.

2.9	“Corporation” means DeepGreen Metals Inc. and its successors.

2.10	“Disability” means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to permanently prevent the Optionee from:

(a)	being employed or engaged by the Corporation or its subsidiaries in a position the same as or similar to that in which he was last employed or engaged by the Corporation or its subsidiaries; or

(b)	acting as a director or officer of the Corporation or its subsidiaries.

2.11	“Disinterested Shareholder Approval” means a majority of the votes attaching to shares voted at a meeting of shareholders of the Corporation, excluding the votes attaching to shares held by persons with an interest in the subject matter of the resolution, in accordance with Exchange Manual.

2.12	“Effective Time” means, in relation to a Change of Control Event, the time at which the Change of Control Event is deemed to have been completed.

2.13	“Eligible Person” means:

(a)	a bona fide director, senior officer, or Employee of the Corporation or any of its Subsidiaries;

(b)	a Company that is wholly-owned by any of the foregoing; or

(c)	a Consultant.

2.14	“Employee” has the meaning specified in the Exchange Manual.

2.15	“Event of Termination” has the meaning specified in Section 6.2.

2.16	“Exchange” means the Toronto Stock Exchange, or, if any time the Shares are not listed for trading on such exchange, any other stock exchange (including the TSX Venture Exchange) on which the Shares are then listed and posted for trading from time to time as may be designated by the Board.

2.17	“Exchange Manual” means the Corporate Finance Manual of the Exchange.

2.18	“Expiry Time” means, with respect to any Option, the close of business on the date upon which such Option expires pursuant to the Stock Option Agreement.

2.19	“Grant Date” means the date on which an Option is granted.

2.20	“Insider” has the meaning specified in the Exchange Manual.

2.21	“Investor Relations Activities” has the meaning specified in the Exchange Manual.

2.22	“Market Price” of Shares at any Grant Date means the last closing price per Share on the last day on which Shares were traded prior to the day on which the Company announces the grant of the Option or, if the grant is not announced, on the Grant Date.

2.23	“New Share” has the meaning specified in Section 9.1(g)(iii).

2.24	“Option” means an option to purchase Shares granted to an Eligible Person under the Plan.

2.25	“Option Price” means the price per Share at which Optioned Shares may be purchased under an Option and as specified in a Stock Option Agreement, as the same may be adjusted from time to time in accordance with Article 8.

2.26	“Optioned Shares” means the Shares issuable pursuant to an exercise of Options.

2.27	“Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option.

2.28	“Person” means any individual, firm, partnership, limited partnership, limited liability company or partnership, unlimited liability company, joint stock company, association, trust, trustee, executor, administrator, legal or personal representative, government, governmental body, entity or authority, group, body corporate, corporation, unincorporated organization or association, syndicate, joint venture or any other entity, whether or not having legal personality, and any of the foregoing in any derivative, representative or fiduciary capacity and pronouns have a similar extended meaning.

2.29	“Plan” means this stock option plan of the Corporation, as the same may be amended from time to time.

2.30	“Shares” means the common shares of the Corporation.

2.31	“Stock Option Agreement” means a written agreement between the Corporation and an Optionee specifying the terms of the Option being granted to the Optionee under the Plan.

2.32	“Subsidiary” means any corporation which is a subsidiary, as such term is defined in Subsection 1(1) of the BCSA.

2.33	“Withholding Obligations” has the meaning specified in Section 11.1.

3.	Administration of the Plan

3.1	The Plan shall be administered by the Board.

3.2	The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan to:

(a)	establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)	interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

(c)	determine the number of Optioned Shares issuable on the exercise of each Option, the Option Price thereunder and the time or times when the Options will be granted, exercisable and expire;

(d)	determine if the Optioned Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option;

(e)	prescribe the form of the instruments relating to the grant, exercise and other terms of Options;

(f)	determine, in accordance with Section 9.1, how to administer the Plan in connection with a Change of Control Event;

(g)	make any changes to the Plan reasonably necessary to meet the Exchange requirements should the Corporation apply for a listing on the Exchange.

3.3	A member of the Board may be entitled to participate in the Plan only if such member does not participate in any manner whatsoever in the granting of any Options to, the terms and conditions of, or any other determinations made with respect to, such member of the Board or to such Option.

3.4	The Board may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have, among other things:

(a)	represented, warranted and agreed in form and substance satisfactory to the Corporation that such Optionee is acquiring and will acquire such Option and the Optioned Shares for such Optionee’s own account, and not with a view to or in connection with any distribution or resale, that such Optionee has had access to such information as is necessary to enable such Optionee to evaluate the merits and risks of such investment and that such Optionee is able to bear the economic risk of investing in the Shares, that such Optionee has not relied upon any representation from the Corporation, its officers or directors, and provided such other representations, warranties and undertakings as are contained in the Corporation’s standard subscription agreement;

(b)	agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

(c)	agreed to indemnify the Corporation in connection with the foregoing.

4.	Shares Subject to the Plan

4.1	Subject to Article 8, and if the Corporation is not listed on the Exchange, the maximum number of Shares with respect to which Options may be granted from time to time pursuant to the Plan shall not exceed 20% of the Corporation’s outstanding Shares (on a non-diluted basis), however should the Corporation list on the Exchange, the Plan shall incorporate provisions in line with Exchange requirements regarding the maximum number of Shares with respect to which Options may be granted from time to time, and shall be amended as required to comply with the Exchange.

4.2	Should the Corporation list on the Exchange, the number of Shares which may be issuable under the Plan and all of the Corporation’s other previously established or proposed share compensation arrangements, within a one-year period:

(a)	to any one Optionee shall not exceed 5% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis, unless the Corporation has obtained Disinterested Shareholder Approval;

(b)	to Insiders as a group shall not exceed 10% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis;

(c)	to any one Consultant shall not exceed 2% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis; and

(d)	to all Eligible Persons who undertake Investor Relations Activities shall not exceed 2% in the aggregate of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis.

4.3	If any Option is exercised, terminated, cancelled or has expired without being fully exercised, any unissued Shares which have been reserved to be issued upon the exercise of the Option shall become available to be issued upon the exercise of Options subsequently granted under the Plan.

5.	Eligibility, Grant and Terms of Options

5.1	Options may be granted to any Eligible Person in accordance with Section 5.2.

5.2	Options may be granted by the Corporation pursuant to the recommendations of a committee of the Board from time to time provided and to the extent that such decisions are approved by the Board.

5.3	If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Optioned Shares shall be conclusively deemed to be allotted and issued as fully paid and non-assessable Shares at the price paid therefor.

5.4	The term of an Option shall not exceed 10 years from the date of the grant of the Option.

5.5	Should the Corporation list on the Exchange, the Option Price shall not be less than the Market Price prevailing on the Grant Date less applicable discount, if any, permitted by the Exchange and approved by the Board.

5.6	With respect to any Options granted to Employees or Consultants, the Corporation represents that that the Optionee is a bona fide Employee or Consultant, as applicable.

5.7	An Option shall vest and may be exercised (in each case to the nearest full Share) in whole or in part at any time during the term of such Option after the date of the grant as determined by the resolution of the Board granting the Option and as contained in the terms of a Stock Option Agreement. No fractional Shares may be purchased or issued under the Plan.

5.8	Subdivision 83A-C of the Income Tax Assessment Act (Australia) applies to this Stock Option Plan (subject to the requirements of the ITTA 1997).

5.9	Notwithstanding anything else contained in this Plan, if the Corporation is listed on the Exchange and an Option expires during or within 10 business days of a Blackout Period applicable to the relevant Optionee, then the expiration date for that Option shall be the date that is the eleventh business day after the expiry date of the Blackout Period. This section applies to all Options outstanding under this Plan.

6.	Termination of Employment, Consultancy or Directorship

6.1	Subject to:

(a)	Sections 6.2 and 6.3 hereof;

(b)	any express resolution passed by the Board with respect to an Option; and

(c)	any Stock Option Agreement, resignation and mutual release agreement, employment agreement, severance agreement or any other agreement between the Corporation and the Optionee containing provisions to the contrary regarding termination of employment, consultancy or directorship, resignation or retirement, an Option, and all rights to purchase Optioned Shares pursuant thereto shall expire and terminate as detailed in Sections 6.1(d), (e) and (f) below:

(d)	if the Corporation is not listed on the Exchange at the time, in the case of (i) termination of employment, consultancy or directorship without cause, (ii) resignation of an Eligible Person or (iii) retirement of an Eligible Person, any unvested Options will expire and terminate and be cancelled on the date of such termination, retirement or resignation, and any vested Options will continue until the Expiry Time;

(e)	if the Corporation is listed on the Exchange at the time, in the case of (i) termination of employment, consultancy or directorship without cause, (ii) resignation of an Eligible Person or (iii) retirement of an Eligible Person, any unvested Options will expire and terminate and be cancelled on the date of such termination, retirement or resignation, and any vested Options will expire and terminate 180 days from the date of such termination, retirement or resignation or on the Expiry Time, whichever is earlier; and

(f)	in the case of termination of employment, consultancy or directorship for cause, such Option and all rights to purchase Optioned Shares in respect thereof shall expire and terminate on the date of such termination and shall be cancelled as of that date or on the Expiry Time, whichever is earlier.

6.2	If, before the Expiry Time of an Option, an Optionee shall cease to be an Eligible Person (an “Event of Termination”) as a result of the Optionee’s Disability, then the Board, at its discretion, may allow the Optionee to exercise any vested Options to the extent that the Optionee was entitled to do so at the time of such Event of Termination, at any time up to and including, but not after, a date twelve months following the date of such Event of Termination or on the Expiry Time, whichever is earlier.

6.3	If an Optionee dies before the Expiry Time of an Option, the Optionee’s legal representative(s) may, subject to the terms of the Option and the Plan, exercise any vested Options to the extent that the Optionee was entitled to do so at the date of the Optionee’s death at any time up to and including, but not after, a date twelve months following the date of the Optionee’s death or on the Expiry Time, whichever is earlier.

6.4	For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director, senior officer or employee of the Corporation or any of its Subsidiaries provided that the Optionee continues to be an Eligible Person.

6.5	If the Optionee is a Company that is wholly owned by an Eligible Person, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Person associated with such Company.

6.6	Notwithstanding anything contained in this Section 6, the Board may when granting an Option to a Consultant or Eligible Person impose in a Stock Option Agreement specific rules respecting the cessation of participation of such Consultant or Eligible Person, which rules may vary from, and shall supersede, those contained in this Section 6.

7.	Exercise of Options

7.1	Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its principal office in Vancouver, British Columbia of a written notice of exercise (substantially in the form attached hereto as Schedule “B”) specifying the number of Optioned Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or cheque, of the Option Price of the Shares then being purchased and, if required by the Corporation, the amount necessary to satisfy any applicable Withholding Obligations. The Optioned Shares so purchased shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment. The transfer and delivery of any Optioned Shares issued upon exercise of any Option shall be effected according to the procedures established by the transfer agent of the Corporation for the transfer and delivery of the Shares.

7.2	Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a)	completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	in case the Corporation is listed on an Exchange;

i)	the Corporation complying with the rules and regulations of the Exchange; and

ii)	the admission of such Shares to listing on the Exchange;

(c)	the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation or its counsel determines to be necessary or advisable (including without limitation the representations, warranties and undertakings as are contained in the Corporation’s standard subscription agreement); and

(d)	the satisfaction of any conditions on exercise, including those prescribed under Section 3.4.

7.3	No member of the Board shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Options granted under it.

7.4	Options shall be evidenced by a Stock Option Agreement, instrument or certificate in such form not inconsistent with this Plan as the Board may from time to time determine as provided for under Subsection 3.2(e) (substantially in the form attached hereto as Schedule “A” or such other form and containing such other terms as the Board determines from time to time).

8.	Certain Adjustments

8.1	In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other corporate change involving a change to the Shares at any time after the grant of any Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of Optioned Shares to which he or she was entitled upon such exercise, but for the same aggregate consideration therefore, such number of Optioned Shares as such Optionee would have held as a result of such change if on the record date thereof the Optionee had been the registered holder of the number of Optioned Shares to which he was previously entitled upon such exercise.

8.2	In the event the Corporation should declare and pay a special cash dividend or other distribution out of the ordinary course, a special dividend in specie on the Shares, or a stock dividend other than in the ordinary course, the Option Price of all Options outstanding on the record date of such dividend or other distribution shall be reduced by an amount equal to the cash payment or other distribution or the fair market value of the dividend in specie or stock dividend or other distribution, as determined by the Board in its sole discretion but subject to all necessary regulatory approvals.

9.	Change of Control Event

9.1	If at any time when an Option granted under this Plan remains unexercised with respect to any Shares and:

(a)	a Person makes an offer to acquire Shares that, regardless of whether the acquisition is completed, would make the Person an Acquiring Person;

(b)	an Acquiring Person makes an offer, regardless of whether the acquisition is completed, to acquire Shares;

(c)	the Corporation proposes to sell all or substantially all of its assets and undertakings;

(d)	the Corporation proposes to merge, amalgamate or be absorbed by or into any other corporation (save and except for a Subsidiary) under any circumstances which involve or may involve or require the liquidation of the Corporation, a distribution of its assets among its shareholders, or the termination of the corporate existence of the Corporation;

(e)	the Corporation proposes an arrangement as a result of which a majority of the outstanding Shares of the Corporation would be acquired by a third party; or

(f)	any other form of transaction is proposed which the majority of the Board determines is reasonably likely to have similar effect to any of the foregoing (each a “Change of Control Event”),

then

(g)	in connection with any of the foregoing Change of Control Events, the Board in its sole discretion may, provided any requirement is applied on a non-discriminatory basis, require that:

i)	the Corporation accelerate the vesting of the Option and the time for the fulfilment of any conditions or restrictions on such vesting;

ii)	an Option granted under this Plan be exercised (whether or not such Option has vested) by the Optionee at any time up to and including (but not after) the Effective Time of the Change of Control Event, and any Options not exercised by the Effective Time of the Change of Control Event will be deemed to have expired;

iii)	an Option granted under this Plan may, if accepted by the holder, be cancelled by the Corporation for a cash payment equal to the difference between the closing price of the Shares on the Exchange on a trading day that is a determined number of days prior to the Effective Time of the Change of Control Event and the Option Price; or

iv)	an Option granted under this Plan be exchanged for an option to acquire the number of securities as are distributed to the shareholders of the Corporation (each, a “New Share”) equal to (i) the Share to New Share exchange ratio multiplied by (ii) the number of Shares subject to such Option immediately prior to the Effective Time of the Change of Control Event, provided that any such replacement option must provide that it survives for a period of not less than one year from the Effective Time of the Change of Control Event, regardless of the continuing directorship, officership or employment of the holder.

9.2	For greater certainty, and notwithstanding anything else to the contrary contained in this Plan, the Board shall have the power, in its sole discretion, in any Change of Control Event which may or has occurred, to make such arrangements as it shall deem appropriate for the exercise of outstanding Options including, without limitation, to modify the terms of this Plan and/or the Options. If the Board exercises such power, the Options shall be deemed to have been amended to permit the exercise thereof in whole or in part by the Optionee at any time or from time to time as determined by the Board prior to or in conjunction with completion of the Change of Control Event.

9.3	In the event that a take-over bid is made for the Shares, the Board shall have the power, in its sole discretion, to modify the terms of the Plan and/or the Options, including, for greater certainty, to cause the vesting of all unvested Options or to otherwise assist the Optionees to tender into a take-over bid.

10.	Amendment or Discontinuance of the Plan

10.1	The Board may suspend or terminate the Plan at any time, or from time to time amend the terms of the Plan or of any Option granted under the Plan and any stock option agreement relating thereto, provided that any such suspension, termination or amendment:

(a)	complies with applicable law, including applicable requirements relating to requisite shareholder approval or any other relevant regulatory body;

(b)	is, in the case where the Corporation is listed on an Exchange, compliant with the requirements of the Exchange, including applicable requirements relating to prior approval of the Exchange;

(c)	is, in the case of an amendment that materially adversely affects the rights of any Optionee, made with consent of such Optionee; and

(d)	is, in the case of any reduction in the Option Price of Options held by Optionees that are Insiders at the time of the proposed reduction and where the Corporation is listed on an Exchange, subject to approval by disinterested shareholders of the Corporation in accordance with the Exchange Manual.

10.2	If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board will remain able to make such amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.

10.3	No amendment, suspension or discontinuance of the Plan may contravene the requirements of any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject. In case the Corporation is listed on an Exchange, no amendment, suspension or discontinuance of the Plan may contravene the requirements of the Exchange.

10.4	Notwithstanding anything contained in the Plan, the Board may make any changes to the Plan it considers reasonably necessary to meet the Exchange requirements should the Corporation apply for a listing on the Exchange.

11.	Withholding Obligations

11.1	The Corporation may withhold from any amount payable to an Optionee, either under the Plan or otherwise, such amounts as are required by law to be withheld or deducted as a consequence of his or her exercise of Options or other participation in this Plan (“Withholding Obligations”). The Corporation shall have the right, in its discretion, to satisfy any Withholding Obligations by:

(a)	selling or causing to be sold, on behalf of any Optionee, such number of Shares issued to the Optionee on the exercise of Options as is sufficient to fund the Withholding Obligations;

(b)	retaining the amount necessary to satisfy the Withholding Obligations from any amount which would otherwise be delivered, provided or paid to the Optionee by the Corporation, whether under this Plan or otherwise;

(c)	requiring the Optionee, as a condition of exercise under Article 3 to (i) remit the amount of any such Withholding Obligations to the Corporation in advance; (ii) reimburse the Corporation for any such Withholding Obligations; or (iii) cause a broker who sells Shares acquired by the Optionee on behalf of the Optionee to withhold from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Corporation; and/or

(d)	making such other arrangements as the Corporation may reasonably require.

The sale of Shares by the Corporation, or by a broker engaged by the Corporation (the “Broker”), under clause 11.1 above will be made on the Exchange. The Optionee consents to such sale and grants to the Corporation an irrevocable power of attorney to effect the sale of such Shares on his or her behalf and acknowledges and agrees that (i) the number of Shares sold shall, at a minimum, be sufficient to fund with Withholding Obligations net of all selling costs, which costs are the responsibility of the Optionee and which the Optionee hereby authorizes to be deducted from the proceeds of such sale; (ii) in effecting the sale of any such shares, the Corporation or the Broker will exercise its sole judgement as to the timing and the manner of sale and will not be obligated to seek or obtain a minimum price; and (iii) neither the Corporation nor the Broker will be liable for any loss arising out of any sale of such Shares including any loss relating to the pricing, manner or timing of such sales or any delay in transferring any Shares to an Optionee or otherwise. The Optionee further acknowledges that the sale price of Shares will fluctuate with the market price of the Corporation’s Shares and no assurance can be given that any particular price will be received upon any sale.

12.	Miscellaneous Provisions

12.1	The operation of this Plan and the issuance and exercise of all Options and Optioned Shares contemplated by this Plan are subject to compliance with all applicable laws. In case the Corporation is listed on an Exchange the operation of this Plan and the issuance and exercise of all Options and Optioned Shares contemplated by this Plan will also be subject to compliance with all applicable rules and requirements of the Exchange.

12.2	As a condition of participating in the Plan, each Optionee agrees to comply with all applicable law and where relevant the requirements of the Exchange, and to fully cooperate with the Corporation in doing all such things, including executing and delivering all such agreements, undertakings or other documents or furnishing all such information as is reasonably necessary to facilitate compliance with such laws, rules and requirements, including all Withholding Obligations.

12.3	Participation in the Plan is voluntary and does not constitute a condition of employment or continued employment or service. An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Optioned Shares underlying any Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

12.4	Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ or engagement of the Corporation or any Subsidiary, or affect in any way the right of the Corporation or any Subsidiary to terminate his or her employment or engagement at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment or engagement of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

12.5	An Option shall be personal to the Optionee and shall be non-assignable and non-transferable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever. Notwithstanding the above, if the Optionee is a company that is wholly-owned by an Eligible Person, the Option may be transferred or assigned between the Optionee and the Eligible Person associated with the Optionee.

12.6	The Plan (including any amendment to the Plan), the terms of the issue or grant of any Option under the Plan, the grant and exercise of Options hereunder, and the Corporation’s obligation to sell and deliver Optioned Shares upon the exercise of Options, shall be subject to:

(a)	all applicable law;

(b)	in case the Corporation is listed on an Exchange; the requirements of the Exchange; and

(c)	such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be necessary or advisable.

The Corporation shall not be obliged by any provision of the Plan or the grant of any Option hereunder to issue or sell Shares in violation of such laws, rules and regulations or any condition of such approvals.

12.7	The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

June 1, 2018

SCHEDULE “A”

DeepGreen Metals Inc.
STOCK OPTION AGREEMENT

OPTION AGREEMENT made the _____ day of ____________, 2018.

B E T W E E N:

DeepGreen Metals Inc., a corporation incorporated under the laws of the Province of British Columbia,

(hereinafter called the “Corporation”)

- and -

(Name)

(Address)

(hereinafter called the “Optionee”)

WHEREAS the Corporation has established the Stock Option Plan (the “Plan”) for Eligible Persons;

AND WHEREAS the Optionee is an “Eligible Person” under the Plan and the board of directors of the Corporation has authorized the granting by the Corporation of an option to the Optionee pursuant to and in accordance with the provisions of the Plan on the terms hereinafter set forth;

NOW THEREFORE THE CORPORATION AND THE OPTIONEE AGREE AS FOLLOWS:

1.	The Corporation hereby grants to the Optionee, subject to the terms and conditions set forth in this Agreement and the Plan, options (“Options”) to purchase that number of common shares (“Shares”) of the Corporation set forth below, at the exercise price(s) set forth below, which Options will vest and be exercisable as of the vesting date(s) set forth below and expire (to the extent not previously exercised) as of the close of business on the expiry date(s) set forth below:

Number of Shares		Exercise Price	Vesting Date or Vesting Criteria	Expiry Date
●	$	●	●	●
●	$	●	●	●
●	$	●	●	●

2.	As of the close of business on the expiry date(s) set forth in Section 1 above, any Options that remain unexercised will expire and be of no further force or effect.

3.	The Optionee acknowledges receipt of a copy of the Plan and hereby agrees that the Options are subject to the terms and conditions of the Plan, including all amendments to the Plan required by the Exchange (should the Corporation seek to and/or be listed on the Exchange) or other applicable regulatory authority or otherwise consented to by the Optionee. The Plan contains provisions permitting the termination of the Plan and outstanding Options. Notwithstanding anything contained in this Stock Option Agreement, in the event that the Corporation seeks to list on the Exchange (including without limitation moving from the TSXV to the TSX), and the Exchange requires that the terms of this Stock Option Agreement be amended in order to permit the listing and/or to comply with the rules of the Exchange, the Optionee agrees that this Stock Option Agreement will be amended to the extent necessary to permit the listing on the Exchange and/or to comply with the rules of the Exchange, provided such amendments apply on a non-discriminatory basis.

4.	By signing this Agreement, the Optionee acknowledges and agrees that: (i) the Optionee has read and understands the Plan and has been advised to seek independent legal advice with respect to his rights in respect of the Options and agrees to the terms and conditions thereof and of this Stock Option Agreement; (ii) in addition to any resale restrictions under applicable securities laws, all Options and Optioned Shares may be subject to a hold period as required by the applicable Exchange or other regulatory authority; (iii) he or she has not been induced to participate in the Plan by expectation of appointment, employment, or service or continued appointment, employment or service; and (iv) if the Optionee is a Company that is wholly-owned by an Eligible Person, it agrees not to effect or permit any transfer of ownership or option of shares of the Company nor to issue further shares of any class in the Company to any other individual or entity as long as any Options granted to the Optionee remain outstanding, except with the written consent of the Exchange where applicable.

5.	In the event that a take-over bid is made for the Shares at any time after the date of this agreement, the Board shall have the power, in its sole discretion, to modify the terms of the Plan and/or the Options, including, for greater certainty, to cause the vesting of all unvested Options or to otherwise assist the Optionees to tender into a take-over bid.

6.	The Optionee acknowledges and agrees that the Board may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have, among other things:

(a)	represented, warranted and agreed in form and substance satisfactory to the Corporation that such Optionee is acquiring and will acquire such Option and the Optioned Shares for such Optionee’s own account, and not with a view to or in connection with any distribution or resale, that such Optionee has had access to such information as is necessary to enable such Optionee to evaluate the merits and risks of such investment and that such Optionee is able to bear the economic risk of investing in the Shares, and such other representations, warranties and undertakings as are contained in the Corporation’s standard subscription agreement;

(b)	agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

(c)	agreed to indemnify the Corporation in connection with the foregoing.

7.	Time is of the essence of this Agreement.

8.	This Agreement shall enure to the benefit of and be binding upon the Corporation, its successors and assigns. Other than as provided for in the Plan, the Options under this option agreement are not transferable or assignable by the Optionee.

9.	In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

10.	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and shall be treated in all respects as a British Columbia contract.

DeepGreen Metals Inc.

Per:

Witness

SCHEDULE ‘B’

NOTICE OF EXERCISE OF STOCK OPTIONS

To:	DeepGreen Metals Inc.

The undersigned Optionee hereby exercises his/her/its option to purchase ________________ common shares of DeepGreen Metals Inc. granted ____________________, ________, at the exercise price (the “Exercise Price”) of $________________________ per share.

Payment in full of the aggregate Exercise Price for the total number of common shares purchased is enclosed.

Date:
Signature

Name (please print)

Address

Please register my shares as set out above, or as follows:

Address

Please have a copy of my certificate sent to me at:

Address

B-1